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                                                                 EXHIBIT 3.1(b)

                                    BY-LAWS

                                       OF

                       HOLLEY PERFORMANCE PRODUCTS, INC.

                            (a Delaware corporation)


                                   ARTICLE I

                                    Offices

         SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle. The name of the registered agent in charge thereof is The Corporation Trust Company.

         SECTION 2. Other Offices. The Corporation may also have offices at other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE II

                            Meetings of Stockholders

         SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof.

         SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board, the Executive Committee, the President or by a stockholder or stockholders holding of record at least 25% of all shares of the Corporation entitled to vote thereat to be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof.


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         SECTION 3. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of the stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing such notice, postage prepaid, directed to each stockholder at the address thereof as it appears on the records of the Corporation. Every such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in the immediately succeeding sentence or as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder entitled to vote at such adjourned meeting.

         A written waiver of notice, signed by a stockholder entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder in person or by proxy at a stockholders' meeting shall constitute a waiver of notice to such stockholder of such meeting, except when such stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

         SECTION 4. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to


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the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place specified in the notice of the meeting within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 5. Quorum. At each meeting of the stockholders, except as otherwise expressly required by law, stockholders holding a majority of the shares of stock of the Corporation issued and outstanding and entitled to be voted at the meeting, shall be present in person or by proxy to constitute a quorum for the transaction of business. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, a majority in voting interest of those present in person or by proxy and entitled to vote thereat, or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of such meeting may adjourn such meeting from time to time until stockholders holding the amount of stock requisite for a quorum shall be present in person or by proxy. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

         SECTION 6. Organization. At each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:

         (a)      the Chairman of the Board;

         (b)      the President;


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         (c)      any other officer of the Corporation designated by the Board or the Executive Committee to act as chairman of such meeting and to preside thereat if the Chairman of the Board and the President shall be absent from such meeting; or

         (d) a stockholder of record of the Corporation who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.

The Secretary or, if he shall be presiding over the meeting in accordance with the provisions of this Section or if he shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary shall be present thereat) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 7. Order of Business The order of business at each meeting of the stockholders shall be determined by the chairman of such meeting, but such order of business may be changed by a majority in voting interest of those present in person or by proxy at such meeting and entitled to vote thereat.

         SECTION 8. Voting. Each holder of voting stock of the Corporation shall, at each meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock of the Corporation held by him and registered in his name on the books of the Corporation

         (a)      on the date fixed pursuant to the provisions of Section 4 of
      Article VIII of these By-laws as the record date for the determination of stockholders who shall be entitled to receive notice of and to vote at such meeting, or

         (b) if no record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of the meeting shall be given or, if notice


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         shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Any vote of stock of the Corporation may be given at any meeting of the stockholders by the stockholders entitled thereto in person or by proxy appointed by an instrument in writing delivered to the Secretary or an Assistant Secretary of the Corporation or the secretary of the meeting. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of the stockholders, all matters, except as otherwise provided by law or in these By-laws, shall be decided by the vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote thereat, a quorum being present. Except as otherwise expressly required by law, the vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         SECTION 9. Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Secretary or an Assistant


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Secretary shall file such consent or consents with the minutes of stockholders'
meetings and shall give prompt notice (in the manner provided in Section 3 of this Article II) of the taking of any action without a meeting by less than unanimous written consent to those stockholders who have not consented in writing. If no record date for determining the shareholders entitled to express consent to corporate action without a meeting is fixed by the Board, the record date therefor shall be the day on which the first written consent is received.

                                  ARTICLE III

                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION 2. Number and Term of Office. The Board of Directors shall consist of three members, but the number of members constituting the Board of Directors may be increased or decreased from time to time by resolution adopted by a majority of the whole Board. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors of the Corporation shall hold office until the annual meeting of the stockholders held next after his election at which his term expires and until his successor is elected and qualified or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         SECTION 3. Election. At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

         SECTION 4. Resignation, Removal and Vacancies. Any director may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President


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or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then it shall take effect when accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         A director may be removed, either with or without cause, at any time by a vote of a majority in voting interest of the stockholders.

         Any vacancy occurring on the Board for any reason may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The director elected to fill such vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

         SECTION 5. Meetings.

         (A) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business.

         (B) Regular Meetings. Regular meetings of the shall be held at such times and places as the Board from time to time determine.

         (C) Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board or the President or a majority of the directors at the time in office. Any and all business may be transacted at a special meeting that may be transacted at a regular meeting of the Board.

         (D) Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be designated in the respective notices or waivers of notice thereof.


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         (E) Notice of Meetings Notices of regular meetings of the Board or of any adjourned meeting need not be given.

         Notices of special meetings of the Board, or of any meeting of any committee of the Board that has not been fixed in advance as to time and place by such committee, shall be mailed by the Secretary or an Assistant Secretary to each director or member of such committee, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him by telegraph, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. Such notice shall include the time and place of such meeting. Notice of any such meeting need not be given to any director or member of any committee, however, if waived by him in writing or by telegraph, cable or other form of recorded communication, whether before or after such meeting shall be held, or if he shall be present at such meeting.

         (F) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, one-half of the total number of directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting. In each case the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or any act of the Board, except as otherwise expressly required by law or these By-laws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present thereat.

         (G) Action by Communication Equipment. The directors, or the members of any committee of the Board, may participate in a meeting of the Board, or of such committee, by


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means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         (H) Action by Consent Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of the proceedings of the Board or such committee.

         (I) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence: (a) the Chairman of the Board; (b) the President; (c) any director chosen by a majority of the directors present thereat. The Secretary or, in case of his absence, any person (who shall be an Assistant secretary, if an Assistant Secretary shall be present thereat) whom the chairman shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 6. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board may receive a fixed sum and expenses incurred in performing the functions of director and member of any committee of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 7. Indemnification of Directors and Officers. The Corporation shall indemnify any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or his intestate is or was a director, officer or employee of the Corporation, any corporation that may be absorbed in a consolidation or merger with the


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Corporation and that, if its separate existence had continued, would have had the power and authority to indemnify such person (a "Predecessor") or any corporation, partnership, joint venture, trust or other enterprise that he served as a director, officer or employee at the request of the Corporation or a Predecessor (an "Affiliate") against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the Corporation, Predecessor or Affiliate, as the case may be, and, with respect to any criminal action or proceeding if he had no reasonable cause to believe that his conduct was unlawful; except that, in the case of an action, suit or proceeding by or in the right of the Corporation, there shall be no indemnification in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties unless, and then only to the extent that, a court of proper jurisdiction shall determine that despite such adjudication such person is fairly and reasonably entitled to indemnification.

         The indemnification provided for above shall not be deemed exclusive of any other rights to which any officer, director or employee may be entitled or of any power of the Corporation apart from the provisions of this Section 7.

                                   ARTICLE IV

                                   Committees

         SECTION 1. Executive Committee.

         (A) Designation and Membership The Board may, by resolution passed by a majority of the whole Board, designate an Executive Committee consisting of the President and such number of other directors, not less than two, as the Board shall appoint. Vacancies


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occurring on the Executive Committee for any reason may be filled by the Board at any time. Any member of the Executive Committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

         (B) Functions and Powers. The Executive Committee, subject to any limitations prescribed by the Board, shall possess and may exercise, during the intervals between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that the Executive Committee shall not have such power or authority in reference to amending the Certificate of Incorporation of the Corporation (except that the Executive Committee may, to the extent authorized in resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix any of the preferences or rights of such shares relating to dividends redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, filling vacancies on the Board, changing the membership or filling vacancies on the Executive Committee or amending these By-laws. The Executive Committee shall not have the power and authority to declare dividends, to authorize the issuance of stock of the Corporation or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware unless such power and authority shall be expressly


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delegated to it by a resolution passed by a majority of the whole Board. At each meeting of the Board, the Executive Committee shall make a report of all action taken by it since its last report to the Board.

         (C) Meetings, Quorum and Manner of Acting The Executive Committee shall meet annually immediately after the annual meeting of the Board if necessary to elect officers not elected by the Board and shall meet at such other times and as often as may be deemed necessary and expedient and at such places as shall be determined by the Executive Committee. A majority of the Executive Committee shall constitute a quorum, and the vote of a majority of those members of the Executive Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Executive Committee. The Board may designate a chairman for the Executive Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

         SECTION 2.  Audit Committee.

         (A) Designation and Membership. The Board may, by resolution passed by a majority of the whole Board, designate an Audit Committee consisting of two or more directors as the Board shall appoint. Vacancies occurring on the Audit Committee for any reason may be filled by the Board at any time. Any member of the Audit Committee shall be subject to removal, with or without cause, at any time by the Board or by a majority in voting interest of the stockholders.

         (B) Functions and Powers The Audit Committee, subject to any limitations prescribed by the Board, shall recommend to the Board a firm of independent public accountants, review with such accountants the scope of their examination, receive reports of such accountants, meet with representatives of such accountants for the purpose of reviewing and considering


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questions relating to their examination and such reports, review (either directly or through such accountants) the internal accounting and auditing procedures of the Corporation, report the results of the foregoing to the Board and act upon such additional matters as may be referred to it by the Board. At each meeting of the Board, the Audit Committee shall make a report of all action taken by it since its last report to the Board.

         (C) Meetings, Quorum and Manner of Acting. The Audit Committee shall meet as often as may be deemed necessary and expedient at such times and places as shall be determined by the Audit Committee. A majority of the Audit Committee shall constitute a quorum, and the vote of a majority of those members of the Audit Committee present at any meeting thereof at which a quorum is present shall be necessary for the passage of any resolution or act of the Audit Committee. The Board may designate a chairman for the Audit Committee, who shall preside at meetings thereof, and a vice chairman, who shall preside at such meetings in the absence of the chairman.

         SECTION 3. Other Committees The Board may, by resolution passed by a majority of the whole Board, designate other committees of the Board, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution. The Board shall have the power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.

                                   ARTICLE V

                                    Officers

         SECTION 1. Election, Appointment and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a President, who shall also be the Chief Executive


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Officer, such number of Vice Chairmen of the Board and Vice Presidents
(including any Executive, Senior and/or First Vice Presidents) as the Board may determine from time to time, a Treasurer and a Secretary. Any two or more offices may be held by the same person. Officers need not be stockholders of the Corporation or citizens or residents of the United States of America. The Chairman of the Board, any Vice Chairman of the Board and the President shall be elected by the Board from among its members at its annual meeting, and all other officers may be elected by the Board or Executive Committee, and each such officer shall hold office until the next annual meeting of the Board or the Executive Committee, as the case may be, and until his successor is elected or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         The Board or the Executive Committee may elect or appoint such other officers as it deems necessary, including a Comptroller, a Corporate General Counsel and one or more Assistant Comptrollers, Associate or Assistant Corporate General Counsels, Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries. Each such officer shall have such authority and shall perform such duties as may be provided herein or as the Board or Executive Committee may prescribe.

         If, additional officers are elected or appointed during the year, each of them shall hold office until the next annual meeting of the Board or Executive Committee at which officers are regularly elected or appointed and until his successor is elected or appointed or until his earlier death or until his earlier resignation or removal in the manner hereinafter provided.

         SECTION 2. Resignation. Removal and Vacancies Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, if the time when it shall become


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effective shall not be specified therein, then it shall take effect when accepted by action of the Board or Executive Committee. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

         All officers and agents elected or appointed by the Board or Executive Committee shall be subject to removal at any time by the Board or the Executive Committee, as the case may be, with or without cause.

         A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

         SECTION 3. Duties and Functions

         (A) Chairman of the Board The Chairman of the Board, who shall be a member thereof, shall preside at all meetings of the Board and of the stockholders at which he shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board of Directors or the Executive Committee.

         (B) Vice Chairmen of the Board. Each Vice Chairman of the Board shall be a member thereof and shall have such powers and duties as may from time to time be prescribed by the Board or the Executive Committee.

         (C) President. The President shall be a member of the Board, shall be the Chief Executive Officer of the Corporation and shall perform such duties and exercise such powers as are incident to the office of chief executive, and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board or the Executive Committee.

         (D) Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Board or the Executive Committee.


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         (E) Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; he shall disburse the funds of the Corporation as may be ordered by the Board or the Executive Committee, making proper vouchers for such disbursements, and shall render to the President, the Board or the Executive Committee, whenever the President, the Board or the Executive Committee may require, and shall present at all annual meetings of the stockholders, a statement of all his transactions as Treasurer; and, in general, he shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board, the Executive Committee or the President. To such extent as the Board or Executive Committee shall deem proper, the duties of the Treasurer may be performed by one or more assistants, to be appointed by the Board or Executive Committee.

         (F) Secretary. The Secretary shall keep the records of all meetings of the stockholders and of the Board and committees of the Board. He shall affix the seal of the Corporation to all instruments requiring the corporate seal when the same shall have been signed on behalf of the Corporation by a duly authorized officer. The Secretary shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Corporation and of its other corporate records (except accounting records) and in general shall perform all duties and have all powers incident to the office of Secretary. To such extent as the Board or Executive Committee shall deem proper, the duties of Secretary may be performed by one or more assistants, to be appointed by the Board or Executive Committee.


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         (G) Comptroller. The Comptroller, if any, shall have charge of the accounts of the Corporation and shall perform such duties as from time to time may be assigned to him by the Board, the Executive Committee by the President. He shall be sworn to the faithful discharge of his duties.

         (H) Corporate General Counsel. The Corporate General Counsel, if any, shall have supervision of such legal matters concerning the Corporation as may be designated by the Board and shall perform such duties as from time to time may be assigned to him by the Board, the Executive Committee or the President.


                                  ARTICLE VI

            Contracts, Checks, Drafts, Bank Accounts, Proxies, Etc.

         SECTION 1. Execution of Documents. The President or any other officer, employee or agent of the Corporation designated by the Board, or designated in accordance with corporate policy as approved by the Board, shall have power to execute and deliver deeds, leases, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and such power may be delegated (including power to redelegate) by written instrument to other officers, employees or agents of the Corporation.

         SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise in accordance with corporate policy as approved by the Board.

         SECTION 3. Proxies in Respect of Stock or Other Securities of Other Corporations The President or any other officer of the Corporation designated by the Board shall have the authority (a) to appoint from time to time an agent or agents of the Corporation to


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exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, (b) to vote or consent in respect of such stock or securities and (c) to execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise such powers and rights. The President or any such designated officer may instruct any person or persons appointed as aforesaid as to the manner of exercising such powers and rights.

                                  ARTICLE VII

                               Books and Records

         The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board may from time to time determine.

                                  ARTICLE VIII

                 Shares and Their Transfer; Fixing Record Date

         SECTION 1. Certificate for Stock Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned by him in the Corporation and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may


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nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         SECTION 2. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         SECTION 3. Lost Stolen, Destroyed or Mutilated Certificates. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen, destroyed or mutilated, and the Board or the President or the Secretary may, in its or his discretion, require the owner of the lost, stolen, mutilated or destroyed certificate or his legal representatives to give the Corporation a bond in such sum, limited or unlimited, in such form and with such surety or sureties as the Board shall in its discretion determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of any such new certificate.

         SECTION 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or


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exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

                                   ARTICLE IX

                                      Seal

         The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the words "Corporate Seal Delaware" and in figures the year of its incorporation.

                                   ARTICLE X

                                  Fiscal Year

         The fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XI

                                   Amendments

         These By-laws may be amended or repealed by the Board at any regular or special meeting thereof, subject to the power of the holders of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, by their vote given at an annual meeting or at any special meeting, to amend or repeal any By-law.


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